Exhibit 99.B(d)(6)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Columbia Management Advisors, LLC

(f/k/a Banc of America Capital Management, LLC)

Dated March 17, 2003, as amended, July 1, 2003, December 9, 2004 and January 1, 2010

SEI DAILY INCOME TRUST

Money Market Fund

Prime Obligation Fund

Government Fund

Government II Fund

Treasury Fund

Treasury II Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Columbia Management Advisors, LLC

(f/k/a Banc of America Capital Management, LLC)

Dated March 17, 2003, as amended, July 1, 2003, December 9, 2004 and January 1, 2010

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI DAILY INCOME TRUST

Money Market Fund	X.XX%
Prime Obligation Fund	X.XX%
Government Fund	X.XX%
Government II Fund	X.XX%
Treasury Fund	X.XX%
Treasury II Fund	X.XX%

Agreed and Accepted:

SEI Investments Management Corporation	Columbia Management Advisors, LLC

By:	By:

/s/ Aaron C. Buser	/s/ Beth Brown

Name:	Name:

Aaron C. Buser	Beth Brown

Title:	Title:

Vice President	Managing Director